4911-4979-4453 v.3 1106747502\4\AMERICAS Exhibit 1.1 NEWTEKONE, INC. 8.50% Notes due 2029 8.625% Notes due 2029 8.50% Notes due 2031 Depositary Shares Each Representing a 1/40th Interest in a Share of 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B Securities Distribution Agreement

TABLE OF CONTENTS

PAGE

Section 1.	Introduction	1
Section 2.	Representations and Warranties of the Company	2
Section 3.	Placements.	13
Section 4.	Sale of Placement Securities by the Placement Agent	14
Section 5.	Suspension of Sales	15
Section 6.	Sale and Delivery to the Placement Agents; Settlement.	15
Section 7.	Additional Covenants of the Company	17
Section 8.	Conditions of the Obligations of the Placement Agents	21
Section 9.	Payment of Expenses	22
Section 10.	Reimbursement of the Placement Agents' Expenses	23
Section 11.	Indemnification.	23
Section 12.	Termination of This Agreement	26
Section 13.	Representations and Indemnities to Survive Delivery	27
Section 14.	Notices	27
Section 15.	Successors	28
Section 16.	Partial Unenforceability	28
Section 17.	Governing Law Provisions.	28
Section 18.	WAIVER OF JURY TRIAL	29
Section 19.	No Advisory or Fiduciary Relationship	29
Section 20.	Obligations Several	30
Section 21.	General Provisions	30

LIST OF SCHEDULES

SCHEDULE A List of Placement Agents

LIST OF EXHIBITS

EXHIBIT A Form of Placement Notice
EXHIBIT B Authorized Individuals for Placement Notices and Acceptances
EXHIBIT C Compensation
EXHIBIT D-1 Form of Opinion of Company General Counsel
EXHIBIT D-2 Form of Opinion of Company Maryland Counsel
EXHIBIT E Officers' Certificate
EXHIBIT F Chief Financial Officer's Certificate

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4911-4979-4453 v.3

1106747502\4\AMERICAS

- 1 - 4911-4979-4453 v.3 1106747502\4\AMERICAS SECURITIES DISTRIBUTION AGREEMENT March 12, 2026 The several Placement Agents named in Schedule A hereto. Ladies and Gentlemen: NewtekOne, Inc., a Maryland corporation (the “Company”) confirms its agreement (this “Agreement”) with the several placement agents named in Schedule A hereto (each a “Placement Agent,” or collectively “Placement Agents”), as follows: Section 1. Introduction The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-269452), covering the registration of the offering and sale of the Notes (as defined below), the Depositary Shares (as defined below) and certain of the Company’s other securities under the Securities Act of 1933, as amended (including the rules and regulations of the Commission promulgated thereunder, the “Securities Act”), which registration statement, as amended to date, has been declared effective by the Commission. Such registration statement, including any post-effective amendments thereto, the exhibits thereto and any schedules thereto, at the time the registration statement or any post-effective amendments thereto became effective, and including any information that is deemed to be part thereof pursuant to Rule 430C of the Securities Act, is herein called the “Initial Registration Statement.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement (the “Prospectus Supplement”) specifically relating to up to an aggregate principal amount (with respect to the Notes (as defined below)) and liquidation preference (with respect to the Depositary Shares (as defined below)) of $50,000,000 (the “Securities”) of: (i) the Company’s 8.50% Notes due 2029, 8.625% Notes due 2029 and 8.50% Notes due 2031 (collectively, the “Notes”) to be issued under the Indenture dated as of August 31, 2023, as supplemented by the First Supplemental Indenture dated as of August 31, 2023, the Second Supplemental Indenture dated as of May 30, 2024, the Third Supplemental Indenture dated as of September 16, 2024 and the Fourth Supplemental Indenture dated as of January 28, 2026 (as so supplemented, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (“Trustee”), and (ii) the depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Company’s 8.500% Fixed-Rate Reset Non- Cumulative Perpetual Preferred Stock, Series B, par value $0.02 per share, with a liquidation preference of $1,000 per share (equivalent to $25.00 per Depositary Share) (the “Preferred Stock”), to be issued under the Deposit Agreement dated

- 2 - 4911-4979-4453 v.3 1106747502\4\AMERICAS as of August 20, 2025 (the “Deposit Agreement”), by and among the Company and Equiniti Trust Company, LLC, as depositary (the “Depositary”), and the holders from time to time of the depositary receipts (the “Depositary Receipts”) described therein, and the articles supplementary classifying and designating the Preferred Stock (the “Articles Supplementary”), which Prospectus Supplement supplements the base prospectus, dated July 27, 2023 (the “Base Prospectus”), included as part of the Initial Registration Statement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission and Rule 424(b) under the Securities Act. The information included or incorporated by reference in such Prospectus Supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Unless the context otherwise requires, the “Registration Statement” referred to herein shall include all documents filed as part of the Initial Registration Statement and any Rule 430B Information contained in the Prospectus Supplement and deemed to be part of the Registration Statement. The Base Prospectus, together with the Prospectus Supplement in the form filed by the Company with the Commission pursuant to Rule 424(b) on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) is herein called the “Prospectus.” All references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 424(b) under the Securities Act or such other rule under the Securities Act as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”). The Company hereby confirms its agreements with the Placement Agents as follows: Section 2. Representations and Warranties of the Company. The Company hereby represents, warrants, and covenants to each Placement Agent as of the date of this Agreement and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 7 of this Agreement and as of the time of each sale of any Securities pursuant to this Agreement (the “Applicable Time”), and agrees with the Placement Agent, as follows: (a) The Company, as of the date of filing of the Initial Registration Statement, met the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a shelf registration statement on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities and other securities of the Company. Such Registration Statement, including any amendments thereto filed prior to any such time this representation is repeated or deemed to be made, has become

- 3 - 4911-4979-4453 v.3 1106747502\4\AMERICAS effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional or supplemental information has been complied with. (b) (1) At the time the Registration Statement became effective, on the date hereof, at each deemed effective date with respect to the Placement Agents pursuant to Rule 430(f)(2), and at the Applicable Time, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “TIA”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) on the date of any filing pursuant to Rule 424, on the date hereof and at the Applicable Time, the Prospectus (together with any supplement thereto) complied in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Placement Agent expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto. The Prospectus delivered to the Placement Agents for use in connection with this offering is identical in all material respects to the electronically transmitted copies thereof that was filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. (c) This Agreement has been duly authorized, executed, and delivered by the Company. The Company has full right, power, and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution, and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken. (d) The Indenture has been duly authorized, validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with their terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity regardless of whether considered in a proceeding in equity or at law, and an implied covenant of good faith and fair dealing. The Indenture has been duly qualified under the TIA. (e) The Notes included in the Securities have been duly authorized for sale pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the consideration set forth in this Agreement and the Indenture, will constitute legal, valid and binding agreements of the Company enforceable in accordance with their terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time

- 4 - 4911-4979-4453 v.3 1106747502\4\AMERICAS in effect, and (B) general principles of equity regardless of whether considered in a proceeding in equity or at law, and an implied covenant of good faith and fair dealing. (f) The Deposit Agreement has been duly authorized, validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity regardless of whether considered in a proceeding in equity or at law, and an implied covenant of good faith and fair dealing. The Articles Supplementary has been duly authorized by the Company and duly filed with the State Department of Assessments and Taxation of Maryland. The form of certificate representing the Preferred Stock complies with the requirements of the law of the State of Maryland and the Company’s articles of incorporation and bylaws, each as amended. (g) The Preferred Stock underlying the Depositary Shares included in the Securities has been duly authorized by the Company and, when issued and delivered and paid for in accordance with this Agreement and the Deposit Agreement, will be duly and validly issued, fully paid and nonassessable, and will have the rights, powers, preferences, privileges and designations set forth in the Articles Supplementary. The Depositary Shares included in the Securities and the deposit of the Preferred Stock underlying such Depositary Shares in accordance with the provisions of the Deposit Agreement have been duly authorized by the Company and, when such Depositary Shares have been issued and delivered and paid for and the Depositary Receipts evidencing such Depositary Shares have been duly executed and delivered by the Depositary, in accordance with this Agreement and the Deposit Agreement, such Depositary Shares will be duly and validly issued and the holders of such Depositary Shares will be entitled to the benefits of the Deposit Agreement and the Depositary Receipts. (h) The issuance and sale of the Securities is not subject to any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase the Securities. The Indenture, the Deposit Agreement and the Securities conform in all material respects to the description thereof contained in the Prospectus. (i) Except as described in the Registration Statement and Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities of the Company registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived by the holder or holders thereof. (j) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus and except as otherwise disclosed in the Registration Statement and Prospectus, (i) there has been no material adverse change, or any development or developments that would, individually or in the aggregate, reasonably be expected to result in a material adverse change, in the financial condition, results of operations or business of the Company and its consolidated subsidiaries taken as a whole (any such change is called a “Material Adverse Effect”) and (ii) neither the Company nor any of its consolidated subsidiaries has entered into any transaction or agreement

- 5 - 4911-4979-4453 v.3 1106747502\4\AMERICAS that is material to the Company and its consolidated subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its consolidated subsidiaries taken as a whole and neither the Company nor any of its consolidated subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (k) RSM US LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and as required by the Securities Act. (l) The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its consolidated subsidiaries in all material respects as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except the unaudited, interim financial statements, which are subject to year-end adjustments and do not contain certain footnotes as permitted by GAAP or the applicable rules of the Commission, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. (m) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)) that is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated). (n) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer(s) and principal financial officer(s), as appropriate to

- 6 - 4911-4979-4453 v.3 1106747502\4\AMERICAS allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. (o) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects. The statistical and market-related data contained in the Registration Statement and the Prospectus comply in all material respects with the requirements of Subpart 1400 of the Commission’s Regulation S-K under the Securities Act. (p) Each of the Company and the Bank has been duly incorporated, formed, or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation, or organization and has the entity power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (q) The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. None of the outstanding Notes or Depositary Shares or Preferred Stock were issued in violation of any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal, or other rights to purchase equity or debt securities convertible into, exchangeable or exercisable for, any capital stock of the Company or any of its consolidated subsidiaries other than those described in the Registration Statement and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights. (r) The Notes and Depositary Shares are registered pursuant to the Section 12(b) of the Exchange Act and each listed, or, as to the Securities, shall be listed as set forth in Section 8(g), on the Nasdaq Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act, delisting the Notes or Depositary Shares from the Nasdaq Global Market, nor has the Company received any notification that the Commission or The Nasdaq Stock Market LLC (including any segment or tier thereof, collectively, the “Nasdaq Stock Market”) is contemplating terminating such registration or listing. The Company is in compliance in all material respects with all applicable listing (and continued listing) requirements of the Nasdaq Stock Market. None of the

- 7 - 4911-4979-4453 v.3 1106747502\4\AMERICAS issuance, sale, or delivery of the Securities pursuant to this Agreement will violate or require approval of the stockholders of the Company pursuant to the Nasdaq Stock Market Rules. (s) Neither the Company nor any of its consolidated subsidiaries (i) is in violation of its charter or by-laws or (ii) is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, deed of trust, loan or credit agreement, note, contract, franchise, lease, or other instrument to which the Company or any of its consolidated subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its consolidated subsidiaries is subject (each, an “Existing Instrument”) except for such Defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (t) The issuance and sale of the Securities, the execution of this Agreement, the Indenture and the Deposit Agreement and the compliance by the Company with all of the provisions of this Agreement, the Indenture and the Deposit Agreement and consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus: (i) will not result in any violation of the provisions of the charter or by-laws of the Company and (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its consolidated subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges, or encumbrances as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization, order, registration, or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the Placement Agents, and where the failure to obtain any such consent, approval, authorization, order, registration, or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (u) Except as described in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its consolidated subsidiaries is a party or of which any property of the Company or of its consolidated subsidiaries is the subject which might reasonably be expected, if determined adversely to the Company, individually or in the aggregate, to have a Material Adverse Effect, or would reasonably be expected to prevent or impair the consummation of the transactions contemplated by this Agreement; and, to the Company’s knowledge, no such proceedings are overtly threatened by governmental authorities or others. (v) No material labor dispute with the employees of the Company or any of its consolidated subsidiaries exists or, to the knowledge of the Company, is threatened or imminent that would reasonably be expected to have a Material Adverse Effect.

- 8 - 4911-4979-4453 v.3 1106747502\4\AMERICAS (w) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or as otherwise disclosed in the Registration Statement and the Prospectus, the Company and its consolidated subsidiaries own or possess sufficient trademarks, trade names, patent rights, patents, know-how, collaborative research agreements, inventions, servicemarks, copyrights, licenses, approvals, trade secrets, and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct their businesses as now conducted, as proposed to be conducted, as described in the Registration Statement and the Prospectus. Neither the Company nor any of its consolidated subsidiaries has received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company or any of its consolidated subsidiaries by others with respect to any Intellectual Property Rights that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. There is no claim being made against the Company or any of its consolidated subsidiaries regarding any kind of Intellectual Property Right that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company and its consolidated subsidiaries do not, in the conduct of their business as now or proposed to be conducted as described in the Registration Statement and the Prospectus, infringe or conflict with any right or patent of any third party, or any discovery, invention, product, or process which is the subject of a patent application filed by any third party, known to the Company or any of its consolidated subsidiaries, which such infringement or conflict would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (x) (i) The Company and its consolidated subsidiaries possess all permits, licenses, approvals, consents, and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local, or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them, (ii) the Company and its consolidated subsidiaries are in compliance with the terms and conditions of all such Permits, (iii) all of the Permits are valid and in full force and effect and (iv) the Company and its consolidated subsidiaries have not received any written notice of proceedings relating to the revocation or material modification of any such Permits, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. (y) The Company and its consolidated subsidiaries have good and marketable title to all material real and personal property and good and marketable title to all other material properties and assets reflected as owned in the financial statements referred to in Section 1(g) above (or elsewhere in the Registration Statement and the Prospectus), in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances, equities, claims, and other defects or restrictions of any kind, except those that (i) do not materially interfere with the use made or to be made of such property by the Company and the Subsidiaries, (ii) are disclosed in the Registration Statement and the Prospectus or (iii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (z) All United States federal income tax returns of the Company and its consolidated subsidiaries required by law to be filed have been filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided or insofar as the failure to do so would not reasonably be expected,

- 9 - 4911-4979-4453 v.3 1106747502\4\AMERICAS individually or in the aggregate, to have a Material Adverse Effect. The Company and its consolidated subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its consolidated subsidiaries except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals, and reserves on the books of the Company and its consolidated subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to have a Material Adverse Effect. (aa) The Company and its consolidated subsidiaries are insured by recognized, financially sound, and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. The Company has no reason to believe that it will not be able to: (i) renew its existing insurance coverage as and when such policies expire, or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (bb) Neither the Company nor, after due inquiry, to the Company’s knowledge, any of its directors, officers, or other affiliates has taken and will not take, directly or indirectly, any action which constitutes, was designed to cause or to result in, or that might be expected to constitute, the stabilization or manipulation (including, without limitation, as defined in Regulation M under the Exchange Act (“Regulation M”)) of the price of any security of the Company to facilitate the issuance or the sale or resale of the Securities. (cc) Neither the Company nor any of its consolidated subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, or other person associated with or acting on behalf of the Company or any of its consolidated subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company will not, directly or indirectly, use the proceeds of the offering and sale of the Securities hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, or entity, for the purpose of financial or facilitating any activity that would violate any provision of the Foreign Corrupt Practices Act of 1977. (dd) The Company and each of its subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations (including, without limitation, all applicable regulations and orders) of, or agreements with, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Office of the Comptroller of the Currency (the “OCC”) and any other applicable federal or state banking authorities with competent jurisdiction

- 10 - 4911-4979-4453 v.3 1106747502\4\AMERICAS over the Company and the Bank (collectively, the “Bank Regulatory Authorities”), the Equal Credit Opportunity Act, the Fair Housing Act, the Truth in Lending Act, the Community Reinvestment Act (the “CRA”), the Home Mortgage Disclosure Act, the Bank Secrecy Act and Title III of the USA Patriot Act, to the extent such laws or regulations apply to the Company or the Bank, as applicable. As of the date hereof, the Bank is “well-capitalized” (as that term is defined at 12 C.F.R. 208.43(b)(1), 12 C.F.R. 6.4(c)(1) or the relevant regulation of the institution’s primary federal bank regulator), and the Bank’s CRA rating is no less than “satisfactory.” The Bank has been duly chartered, is validly existing under the laws of the United States of America and holds the requisite authority to do business as a national banking association with banking powers under the laws of the United States of America. The Bank is the only depository institution subsidiary of the Company. The Company, the Bank and each of its subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Bank Regulatory Authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the OCC and any other applicable federal or state banking authorities, as the case may be. (ee) To the knowledge of the Company, the operations of the Company and its consolidated subsidiaries are and have been conducted at all time since January 1, 2023 in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered, or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body, or any arbitrator involving the Company or any of its consolidated subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. (ff) None of the Company nor any of its consolidated subsidiaries, nor, any director or officer of the Company or its consolidated subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, or affiliate of the Company or any of its consolidated subsidiaries is currently subject to any U.S sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. (gg) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications. (hh) Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, be reasonably expected to result in a

- 11 - 4911-4979-4453 v.3 1106747502\4\AMERICAS Material Adverse Effect, (i) the Company is not in violation of any statute or any rule, regulation, decision, or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal, or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off- site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability, or claim and (ii) the Company is not aware of any pending investigation which might lead to such a claim. (ii) Except as otherwise disclosed in the Registration Statement and the Prospectus, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered, or contributed to by the Company for employees or former employees of the Company and its affiliates is, and has been maintained, in compliance with its terms and the requirements of any applicable statutes, orders, rules, and regulations, including but not limited to ERISA and the Code, except to the extent that failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Company or any of its subsidiaries to any material tax penalty on prohibited transactions and that has not adequately been corrected has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. (jj) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”) and has elected to be treated as a financial holding company pursuant to Section 1843(l) of the BHC Act. The deposit accounts of the Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation, and all premiums and assessments required to be paid in connection therewith have been paid when due and no proceeding for termination of such insurance is pending or, to the Company’s knowledge, threatened. (kk) All advertising literature, or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides,” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by the Company for use in connection with the offering and sale of the Securities (collectively, “Sales Material”) complied and comply in all material respects with the applicable requirements of the Securities Act; no Sales Material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, misleading. (ll) Any certificate signed by an officer of the Company and delivered to the Placement Agents or to counsel for the Placement Agents shall be deemed to be a representation and warranty by the Company to each Placement Agent as to the matters set forth therein.

- 12 - 4911-4979-4453 v.3 1106747502\4\AMERICAS (mm) Except pursuant to this Agreement, there is no broker, finder, or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement. (nn) Except for the representations and warranties contained in this Section 2 of this Agreement, the Company has not made or does not make any other express or implied representation or warranty, either written or oral, including any representation or warranty as to the accuracy or completeness of any information regarding the Company made available to the Placement Agents and their representatives (including any information, documents or material delivered to the Placement Agents or made available to the Placement Agents in a virtual data room, management presentations or in any other form in expectation of any Placements) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law. (oo) The statements in the Prospectus under the headings “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of the Notes,” “Material United States Federal Income Tax Considerations,” “Plan of Distribution,” and under Part I, Item 3 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects. (pp) There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus, or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required. (qq) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”). (rr) Except in each case as otherwise disclosed in the Registration Statement and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company. (ss) The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities will not violate Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve. (tt) The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and the subsidiaries as currently conducted, except as would not, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its subsidiaries have implemented

- 13 - 4911-4979-4453 v.3 1106747502\4\AMERICAS and maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, and the Company and its subsidiaries are not aware of, and have not been notified of any material breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. (uu) The Company qualifies as an “experienced issuer” (within the meaning of FINRA Rule 5110(j)(6)) for purposes of the exemption from filing under FINRA Rule 5110(h)(1)(C). Section 3. Placements. Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify some or all of the several Placement Agents by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which the Company desires the Securities to be sold, which shall at a minimum include the number (for the Depositary Shares) or principal amount (for the Notes) of Securities to be sold (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the relevant Placement Agent(s) set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Placement Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to propose modified terms, the Placement Agent will, prior to 4:30 p.m. (eastern time) on the Business Day (as defined below) following the Business Day on which such Placement Notice is delivered to the Placement Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties), addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B, setting forth the terms that the Placement Agent is willing to accept. Where the terms provided in the Placement Notice are proposed to be modified as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Placement Agent until the Company delivers to the Placement Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as proposed to be modified (the

- 14 - 4911-4979-4453 v.3 1106747502\4\AMERICAS “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B. The Placement Notice shall be effective upon receipt by the Company of the Placement Agent’s acceptance of the terms of the Placement Notice or, if modified as by the Placement Agent as provided for above, upon receipt by the Placement Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities have been sold, (ii) in accordance with the Placement Notice requirements set forth in the second sentence of this paragraph, the Company suspends or terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) the Agreement has been terminated under the provisions of Section 8 or Section 12, or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 5 below. The amount of any discount, commission, or other compensation to be paid by the Company to each Applicable Placement Agent (defined below) in connection with the sale of the Placement Securities shall be equal to the amount set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Placement Agents will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Placement Agent and either: (i) the Placement Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are proposed to be modified, the Company accepts such modified terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as modified by the corresponding Acceptance, if applicable) and herein (and after such acceptance by either the Placement Agent or the Company, any Placement Agent bound to such terms is referred to as an “Applicable Placement Agent”). In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as modified by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as modified by the corresponding Acceptance, if applicable) will control. The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close. Section 4. Sale of Placement Securities by the Placement Agent. Subject to the provisions of Section 6(a), the Applicable Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as modified by the corresponding Acceptance, if applicable). The Placement Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Placement Agent pursuant to Section 3 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Applicable Placement Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as modified by the corresponding Acceptance, if applicable), the Applicable Placement Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Nasdaq Stock Market, on any other existing trading market for the Notes or

- 15 - 4911-4979-4453 v.3 1106747502\4\AMERICAS Depositary Shares, as applicable, or to or through a market maker. If specified in a Placement Notice (as modified by the corresponding Acceptance, if applicable), the Applicable Placement Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which the Notes or Depositary Shares, as applicable, are purchased and sold on the principal market on which the Notes or Depositary Shares, as applicable, are listed or quoted and during which there has been no market disruption of, unscheduled closing of, or suspension of trading on such principal market. Section 5. Suspension of Sales. (a) The Company shall not authorize the issuance and sale of, and any Applicable Placement Agent shall not sell as sales agent, any Placement Securities at a price lower than the minimum price therefor designated from time to time by the Company and notified to any Applicable Placement Agent in writing. (b) The Company or the Applicable Placement Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities for a period of time; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice; provided further that that there shall be no obligations under Sections 7(r), 7(s) or 7(t), with respect to the delivery of certificates, opinions, or comfort letters to the Placement Agents during any Suspension Period. Each of the parties agrees that no such notice under this Section 5 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time. Section 6. Sale and Delivery to the Placement Agents; Settlement. (a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Applicable Placement Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Placement Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Applicable Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Applicable Placement Agent will be successful in selling Placement Securities, (ii) the Applicable Placement Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Applicable Placement Agent to use its commercially

- 16 - 4911-4979-4453 v.3 1106747502\4\AMERICAS reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6, and (iii) the Placement Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Applicable Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company agrees that, during the term of this Agreement, any offer to sell, any solicitation of an offer to buy, or any sales of Notes or Depositary Shares pursuant to “any at the market” offering (as defined in Rule 415 of the Securities Act) shall only be effected under this Agreement and by or through a Placement Agent. Notwithstanding the foregoing or anything else herein to the contrary, nothing contained in this Agreement shall be construed to limit the Company’s ability to add additional parties as placement agents to this Agreement subsequent to the date hereof; provided that the Company first cause any such additional placement agent to execute a joinder to this Agreement (which joinder shall be reasonably acceptable in form to counsel to the Placement Agents) whereby such additional party that becomes a Placement Agent that is bound by this Agreement and subject to the rights and obligations applicable to all Placement Agents hereunder. The Company will contemporaneously notify the Placement Agents in the event that it engages one or more additional Placement Agents subsequent to the date hereof and Schedule A and Exhibit B hereto shall automatically be updated to include the name of each additional Placement Agent that has executed the joinder referenced in the preceding sentence. Notwithstanding anything to the contrary in this Agreement, an update to Schedule A or Exhibit B hereto contemplated by this Section 6(a) shall not be deemed to be an amendment or modification of the Agreement for purposes of Section 20 of this Agreement. (b) Settlement of Placement Securities. Unless otherwise specified in the Placement Notice, settlement for sales of Placement Securities will occur on the first (1st) Trading Day following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Applicable Placement Agent at which such Placement Securities were sold, after deduction for (i) the Applicable Placement Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof and (ii) any other amounts due and payable by the Company to the Applicable Placement Agent hereunder pursuant to Section 9 hereof. (c) Delivery of Placement Securities. On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Applicable Placement Agent’s or its designee’s account (provided the Applicable Placement Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Placement Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in

- 17 - 4911-4979-4453 v.3 1106747502\4\AMERICAS Section 11(a) hereto, it will (i) hold the Applicable Placement Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Applicable Placement Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default. (d) Denominations; Registration. If requested by the Applicable Placement Agent at least two (2) Business Days prior to the Settlement Date, then in lieu of electronic transfer, certificates for the Securities shall be in such denominations and registered in such names as the Applicable Placement Agent shall have specified in such request. The certificates for the Securities will be made available for examination and packaging by the Applicable Placement Agent in the City of New York not later than noon (New York time) on the Business Day prior to the Settlement Date. Section 7. Additional Covenants of the Company. The Company further covenants and agrees with each Placement Agent as follows: (a) The Company will file the Prospectus Supplement with the Commission within the time period specified by Rule 424 under the Securities Act. (b) Except to the extent such documents have been publicly filed with the Commission pursuant to EDGAR, the Company will deliver, without charge, during the Prospectus Delivery Period (as defined below), copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus, that are required to be filed with the Commission, in each case as soon as reasonably practicable and in such quantities and at such locations as the Placement Agent may from time to time reasonably request. As used herein, the term “Prospectus Delivery Period” means any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (whether physically or through compliance with Rule 172 or any similar rule). (c) During the Prospectus Delivery Period, before filing any amendment or supplement to the Registration Statement or the Prospectus (or any other filing permitted under the Securities Act) to be made with the Commission in connection with the offering and sale of the Placement Securities, or a security convertible into the Placement Securities, the Company will furnish to the Placement Agents and Placement Agents Counsel (as defined below) a copy of the amendment or supplement or other filing for review and will not file any such proposed amendment or supplement or other filing to which the Placement Agents reasonably object. (d) After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Placement Agents in writing of: (i) the receipt of any comments of, or requests for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement (other than the filing of any periodic report pursuant to the Exchange Act) or any amendment or supplement to the Prospectus (and to furnish the Placement Agents with copies thereof), (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) the issuance by the Commission of any stop order

- 18 - 4911-4979-4453 v.3 1106747502\4\AMERICAS suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Prospectus, or of any proceedings to remove, suspend, or terminate from listing or quotation the Securities from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threat or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. (e) The Company will comply with the Securities Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time during the Prospectus Delivery Period, and in connection with a pending sale of the Placement Securities, in the opinion of counsel to the Company or counsel to the Placement Agents, (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with the Securities Act, the Company will immediately notify any Applicable Placement Agent to suspend the offering of the Placement Securities during such period, and the Company will forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to any Applicable Placement Agent and to such dealers as such Applicable Placement Agent may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with the Securities Act. (f) Except as may be mutually agreed by the Company and the Applicable Placement Agent, the Company and Placement Agents agree that no sales of Securities shall take place, and the Company shall not request the sale of any Securities that would be sold, and an Applicable Placement Agent shall not be obligated to sell, for the period beginning at the end of the Company’s most recent fiscal period or periods and ending on the date the Company releases its earnings for its most recent quarterly period or fiscal year, as applicable. Notwithstanding the foregoing, without the prior written consent of each of the Company and the Applicable Placement Agent, no sales of the Notes or Depositary Shares shall take place, and the Company shall not request the sale of any Securities that would be sold, and the Applicable Placement Agent shall not be obligated to sell, during any period in which the Company is in possession of material non-public information. (g) The Company shall apply the net proceeds received by it from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Prospectus. (h) The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Securities. (i) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders as soon as practicable, but in any event not later than 12

- 19 - 4911-4979-4453 v.3 1106747502\4\AMERICAS months after the date hereof, an earnings statement in form complying with the provisions of Rule 158 under the Securities Act for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act. (j) During the Prospectus Delivery Period, the Company shall (i) file, on a timely basis, with the Commission and the Nasdaq Stock Market all reports and documents required to be filed under the Exchange Act and if applicable, (ii) disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through the Placement Agents during the most recent fiscal quarter, the Net Proceeds to the Company and the compensation paid or payable by the Company to the Placement Agents with respect to such Placement Securities. (k) During the Prospectus Delivery Period, the Company will furnish as soon as practicable to the Placement Agents at the addresses listed on Schedule A hereto, to the extent not furnished or filed with the Commission, copies of all reports or other communications (financial or other) furnished generally to holders of its securities, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such additional information concerning the business and financial condition of the Company as the Placement Agents may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission). (l) The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or otherwise violate Regulation M. (m) During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Securities to be listed, and maintain the listing of the Notes and Depositary Shares (including the Securities), on the Nasdaq Global Market. (n) The Company will file all documents and information required to be filed with the Commission pursuant to Sections 13, 14, or 15 of the Exchange Act or the Securities Act in the manner and within the time periods required by such statutes. (o) During the pendency of any Placement Notice given hereunder, the Company shall provide any Applicable Placement Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Notes or Depositary Shares (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Notes or Depositary Shares, warrants or any rights to purchase or acquire Notes or Depositary Shares. (p) The Company acknowledges that: (a) the Placement Agents’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Placement Agents’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the

- 20 - 4911-4979-4453 v.3 1106747502\4\AMERICAS Notes and/or Depositary Shares and/or the offering that differ from the views of their respective investment banking divisions. The Company acknowledges that each of the Placement Agents is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company. (q) Unless waived by the Applicable Placement Agent or if the automatic waiver set forth in the second sentence of this Section 7(q) is applicable, on or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and each time the Company files an annual report on Form 10-K or quarterly report on Form 10-Q under the Exchange Act (each date of filing of one or more of the documents shall be a “Representation Date”), the Company shall furnish the Placement Agents with a certificate, in the form attached hereto as Exhibit E, within seven (7) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(q) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such automatic waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such automatic waiver and did not provide the Applicable Placement Agent with a certificate under this Section 7(q), then before the Company delivers the Placement Notice or the Applicable Placement Agent sells any Placement Securities, the Company shall provide the Applicable Placement Agent with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice. (r) Unless waived by the Applicable Placement Agent or if the automatic waiver set forth in the second sentence of Section 7(p) is applicable, on or prior to the date that the Securities are first sold by the Applicable Placement Agent pursuant to the terms of this Agreement and within seven (7) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E, the Company shall cause to be furnished to the Placement Agents (or in the case of clause (iv), the Placement Agents shall have received) (i) a written opinion of Michael A. Schwartz (“Company General Counsel”), or other counsel satisfactory to the Applicable Placement Agent, (ii) a written opinion of Robert Fraley (“Company Maryland Counsel”), or other counsel satisfactory to such Applicable Placement Agent, each in form and substance reasonably satisfactory to such Applicable Placement Agent and its counsel, dated the date that the opinions are required to be delivered, it being understood that opinions substantially similar to the forms attached hereto as Exhibits D-1 and D-2 shall be sufficient for such purposes, (iii) a negative assurance letter of Sullivan & Cromwell LLP (“Company Counsel”) and (iv) a written opinion of Squire Patton Boggs (US) LLP, counsel to the Placement Agents, or other counsel satisfactory to such Applicable Placement Agent (“Counsel to the Placement Agents”), in form and substance reasonably satisfactory to such Applicable Placement Agent, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Applicable Placement Agent with a letter (a “Reliance Letter”) to the effect that the Applicable Placement Agent may rely on a prior opinion delivered under this Section 7(r) to the same extent as if it were dated the date of

- 21 - 4911-4979-4453 v.3 1106747502\4\AMERICAS such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). (s) Unless waived by the Applicable Placement Agent or if the automatic waiver set forth in the second sentence of Section 7(p) is applicable, on or prior to the date that the Securities are first sold by the Applicable Placement Agent pursuant to the terms of this Agreement and within seven (7) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E, the Company shall cause its independent accountant (and any other independent accountants whose report is included in the Prospectus) to furnish to the Placement Agents letters (the “Comfort Letters”), dated the date such Comfort Letters are delivered, in form and substance satisfactory to such Applicable Placement Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to placement agents in connection with registered public offerings. The Applicable Placement Agent, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance. Section 8. Conditions of the Obligations of the Placement Agents. The obligations of each Applicable Placement Agent with respect to a Placement as provided herein shall be subject to the accuracy, as of the date hereof and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 7 of this Agreement and as of the Applicable Time, as the case may be, of the representations and warranties on the part of the Company set forth in Section 2 (the “Representations and Warranties”) hereof, and in the certificate of any officer of the Company delivered pursuant to Section 7(p) hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions: (a) The Registration Statement shall be available for the sale of all Placement Securities contemplated to be issued by any Placement Notice and the Company shall have received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose or pursuant to Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened by the Commission. (b) All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act. (c) The Applicable Placement Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(s) on or before the date on which such delivery of such letter is required pursuant to Section 7(s).

- 22 - 4911-4979-4453 v.3 1106747502\4\AMERICAS (d) Since the respective dates as of which information is disclosed in the Registration Statement and the Prospectus, except as otherwise stated therein, there shall not have been any event or condition of the type described in Section 2(f), except as set forth in or contemplated in the Registration Statement and the Prospectus, the effect of which is, in the reasonable judgment of the Placement Agents, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Placement Securities as contemplated by the Registration Statement and the Prospectus. (e) The Applicable Placement Agent shall have received the certificate required to be delivered pursuant to Section 7(q) on or before the date on which delivery of such certificate is required pursuant to Section 7(q). (f) The Placement Agents shall have received, on every date specified in Section 7(q) such opinions (or Reliance Letters, as applicable) of Company General Counsel, Company Maryland Counsel, Company Counsel and Counsel to the Placement Agents as specified therein and the Company shall have furnished such documents Company General Counsel, Company Maryland Counsel, Company Counsel and/or Counsel to the Placement Agents may require for the purpose of enabling them to pass upon the matters specified therein. (g) The Placement Securities shall either have been (i) approved for listing on Nasdaq Global Market, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the Nasdaq Global Market at, or prior to, the issuance of any Placement Notice. (h) Trading in the Notes or Depositary Shares, as applicable, shall not have been suspended on the Nasdaq Stock Market. (i) The Company, if requested by the applicable Placement Agent, shall have conducted a due diligence session, in form and substance, reasonably satisfactory to such Placement Agent, which shall include representatives of the management and the accountants of the Company. (j) FINRA shall not have raised any objection to the fairness and reasonableness of the terms and arrangements under this Agreement. If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agents by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof and except that, in the case of any termination of this Agreement, Section 2, Section 11, Section 13 and Section 19 hereof shall survive such termination and remain in full force and effect. Section 9. Payment of Expenses. The Company covenants and agrees with the several Placement Agents that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements, and expenses of the Company’s counsel, accountants, and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing, and filing of the Registration Statement,

- 23 - 4911-4979-4453 v.3 1106747502\4\AMERICAS the Prospectus, and any amendments and supplements thereto, and the mailing and delivering of copies thereof to the Placement Agents and dealers; (iii) the cost of printing or producing this Agreement, the Securities, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Securities on the Nasdaq Global Market; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Placement Agents in connection with, securing any required review by FINRA of the terms of the sale of the Securities; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Securities to the Placement Agents, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Placement Securities to the Applicable Placement Agent; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 9. Except as provided in this Section 9, Section 10 (the “Reimbursement of Placement Agents’ Expenses”) and Section 11 (“Indemnification”) hereof, the Placement Agents shall pay their own expenses, including the fees and disbursements of their counsel. Section 10. Reimbursement of the Placement Agents’ Expenses. In connection with the execution of this Agreement and the transactions contemplated hereby, the Company shall reimburse the Placement Agents for their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Placement Agents in an amount not to exceed $50,000, plus $2,500 per calendar quarter, during the term of this Agreement, in connection with any quarterly due diligence legal expenses. Section 11. Indemnification. (a) The Company agrees to indemnify and hold harmless each Placement Agent, its officers, employees, and affiliates (as such term is defined in Rule 501(b) under the Securities Act), and each person, if any, who controls any Placement Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages, and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing for, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or otherwise, insofar as such losses, liabilities, claims, damages, or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or in any supplement thereto or amendment thereof, or arise out of

- 24 - 4911-4979-4453 v.3 1106747502\4\AMERICAS or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any post-effective amendment thereof, or the Prospectus, or in any supplement thereto or amendment thereof, in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Placement Agent expressly for use therein, it being understood and agreed that the only such information furnished by any Placement Agent is the information described as such in Section 11(b) below. (b) Each Placement Agent severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing for, or defending against any litigation, commenced or threatened, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or otherwise, insofar as such losses, liabilities, claims, damages, or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage, or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Placement Agent expressly for use therein. (c) Promptly after receipt by an indemnified party under Section 11(a) or Section 11(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section 11, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability that it may have under this Section 11 to the extent that the indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may otherwise have on account of the indemnity agreement under this Section 11). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall

- 25 - 4911-4979-4453 v.3 1106747502\4\AMERICAS have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties, based on the advice of counsel, shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 11(a), shall be selected by the Placement Agents and, in the event of indemnified parties under Section 11(b) shall be selected by the Company. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. (d) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under Section 11(a) or Section 11(b) in respect of any losses, liabilities, claims, damages, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agents on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Placement Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agents on the other and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

- 26 - 4911-4979-4453 v.3 1106747502\4\AMERICAS The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 11(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11(d), no Placement Agent shall be required to contribute any amount in excess of the discounts and commissions applicable to the Securities purchased by such Placement Agent and the liability of the Company pursuant to this Section 11 shall not exceed the gross proceeds received by the Company in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents’ obligations in this Section 11(d) to contribute are several in proportion to their respective Placement obligations and not joint. (e) The obligations of the parties to this Agreement contained in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. Section 12. Termination of This Agreement. (a) This Agreement may be terminated by any Placement Agent, with respect to such Placement Agent only, by giving one day’s notice to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited (except for suspensions or limitations not lasting more than one Trading Day in duration) by the Commission or by the Nasdaq Stock Market; (ii) in the judgment of the Placement Agents there shall have been any Material Adverse Effect; or (iii) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident, terrorist attack, act of war or other calamity of such character as in the sole judgment of the Placement Agents may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Upon termination of this Agreement pursuant to this Section 12(a) with respect to any terminated Placement Agent(s), any outstanding Placement Notices with respect to such Placement Agent(s) shall also be terminated, and such Placement Agent(s) shall be automatically removed from Schedule A and Exhibit B hereto. Any termination pursuant to this Section 12(a) shall be without liability on the part of (a) the Company to any Placement Agent, except that the Company shall be obligated to reimburse all expenses of the Placement Agents pursuant to Section 9 (the “Payment of Expenses”) and Section 10 (“Reimbursement of Placement Agents’ Expenses”) hereof, (b) any Placement Agent to the Company or (c) of any party hereto to any other party except that the provisions of Section 11 (“Indemnification”) shall at all times be effective and shall survive such termination. Following any such termination by a Placement Agent, this Agreement shall remain in effect as to each other Placement Agent that has not exercised its respective right to terminate the provisions of this Agreement pursuant to this Section 12(a) and any obligations and rights of the Placement Agents under this Agreement shall be satisfied by or afforded to only such other Placement Agents.

- 27 - 4911-4979-4453 v.3 1106747502\4\AMERICAS (b) The Company shall have the right, by giving one day’s notice as hereinafter specified to terminate this Agreement in its sole discretion with respect to any or all Placement Agents at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 12(b) with respect to any terminated Placement Agent(s), any outstanding Placement Notices with respect to such Placement Agent(s) shall also be terminated, and such Placement Agent(s) shall be automatically removed from Schedule A and Exhibit B hereto. Notwithstanding anything to the contrary in this Agreement, an update to Schedule A or Exhibit B hereto contemplated by this Section 12(b) shall not be deemed to be an amendment or modification of the Agreement for purposes of Section 20 of this Agreement. Any termination pursuant to this Section 12(b) shall be without liability on the part of (a) the Company to any Placement Agent, except that the Company shall be obligated to reimburse all expenses of the Placement Agents pursuant to Section 9 (the “Payment of Expenses”) and Section 10 (the “Reimbursement of Placement Agents’ Expenses”) hereof, (b) any Placement Agent to the Company or (c) of any party hereto to any other party except that the provisions of Section 11 (“Indemnification”) shall at all times be effective and shall survive such termination. (c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a) or (b) above or otherwise by mutual agreement of the parties or upon settlement of the sale of all Placement Securities in the aggregate in one or more offerings; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 9, 10, 11, 13, 14, 17, and 20 shall remain in full force and effect. (d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Placement Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement. Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Placement Agent or the Company or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities to be sold hereunder and any termination of this Agreement. Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, delivered by courier or electronic mail, or telecopied and confirmed to the parties hereto as follows: If to the Placement Agents: As set forth on Schedule A with a copy (which shall not constitute notice) to:

- 28 - 4911-4979-4453 v.3 1106747502\4\AMERICAS Squire Patton Boggs (US) LLP 1211 Avenue of the Americas, 26th Floor New York, NY 10036 Attention: James Barresi E-Mail: james.barresi@squirepb.com If to the Company: NewtekOne, Inc. 4800 T Rex Avenue Boca Raton, FL 33431 Facsimile: 212.356.9500 Attention: Barry Sloane; Michael A. Schwartz E-Mail: bsloane@newtekone.com; mschwartz@newtekone.com with a copy (which shall not constitute notice) to: Sullivan & Cromwell LLP 125 Broad St. New York, New York 10004 Facsimile: 212.291.9280 Attention: Jared M. Fishman E-Mail: fishmanj@sullcrom.com Any party hereto may change the address for receipt of communications by giving written notice to the others by the means provided for notice as set forth in this Section 14. Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and their respective successors, and to the benefit of the employees, officers, and directors and controlling persons referred to in Section 11 (“Indemnification”), and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Placement Agents merely by reason of such purchase. Section 16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, or provision hereof. If any section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable. Section 17. Governing Law Provisions. (a) THIS AGREEMENT, AND ANY CLAIM, DISPUTE OR ACTION ARISING OUT OF OR RELATING HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

- 29 - 4911-4979-4453 v.3 1106747502\4\AMERICAS (b) Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action, or other proceeding brought in any such court has been brought in an inconvenient forum. (c) With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment), and execution to which it might otherwise be entitled in the Specified Courts. With respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended. Section 18. WAIVER OF JURY TRIAL. THE COMPANY AND THE PLACEMENT AGENTS, ON BEHALF OF ITSELF AND THEMSELVES, HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 19. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the placement of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Placement Agents, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Placement Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or any of their stockholders, creditors, employees, or any other party, (c) no Placement Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Placement Agent has advised or is currently advising the Company on other matters), and no Placement Agent has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Placement Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Placement Agents have not provided

- 30 - 4911-4979-4453 v.3 1106747502\4\AMERICAS any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. Section 20. Obligations Several. The Company acknowledges and agrees that the obligations of the Placement Agents are several and not joint and that each Placement Agent shall have complete discretion as to the manner in which it solicits purchasers for the Securities and as to the identity thereof. Section 21. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Subject to Sections 6(a) and 12(b) hereof, this Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. The term “including” in this Agreement shall be construed to mean “including, without limitation.” Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 11 (“Indemnification”), and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 11 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs, and its business in order to assure that adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act. [Signature pages follow]

[Signature Page to Securities Distribution Agreement] 4911-4979-4453 v.3 1106747502\4\AMERICAS If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms. Very truly yours, NEWTEKONE, INC. By: Name: Title: Barry Sloane Chief Executive Officer & President

[Signature Page to Securities Distribution Agreement] 4911-4979-4453 v.3 1106747502\4\AMERICAS The foregoing Securities Distribution Agreement is hereby confirmed and accepted by the Placement Agents as of the date first above written. B. Riley Securities, Inc. By: Name: Michael Cavanagh Title: Managing Director

[Signature Page to Securities Distribution Agreement] 4911-4979-4453 v.3 1106747502\4\AMERICAS The foregoing Securities Distribution Agreement is hereby confirmed and accepted by the Placement Agents as of the date first above written. Compass Point Research and Trading, LLC By: Name: Title:

[Signature Page to Securities Distribution Agreement] 4911-4979-4453 v.3 1106747502\4\AMERICAS The foregoing Securities Distribution Agreement is hereby confirmed and accepted by the Placement Agents as of the date first above written. Roth Capital Partners, LLC By: Name: Title:

4911-4979-4453 v.3 1106747502\4\AMERICAS SCHEDULE A LIST OF PLACEMENT AGENTS B. Riley Securities, Inc. 299 Park Avenue, 21st Floor New York, NY 10171 Attention: General Counsel Telephone: (212) 457-9947 Email: atmdesk@brileysecurities.com Compass Point Research and Trading, LLC 1055 Thomas Jefferson St NW Washington, DC 20007 Attention: Mr. Christopher Nealon, President & COO Telephone: (202) 540-7315 Email: cnealon@compasspointllc.com Roth Capital Partners, LLC 888 San Clemente Drive, Suite 400 Newport Beach, CA 92660 Attention: ATM Desk Telephone: (949) 720-5700 Email: atmdesk@roth.com

4911-4979-4453 v.3 1106747502\4\AMERICAS EXHIBIT A FORM OF PLACEMENT NOTICE From: NewtekOne, Inc. CC: Sullivan & Cromwell LLP To: [ ] Subject: Securities Distribution—Placement Notice Ladies & Gentlemen: Pursuant to the terms and subject to the conditions contained in the Securities Distribution Agreement between NewtekOne, Inc. (the “Company”) and B. Riley Securities, Inc., Compass Point Research and Trading, LLC and Roth Capital Partners, LLC (the “Placement Agents”) dated March 12, 2026 (the “Agreement”), I hereby request on behalf of the Company that the Placement Agent sell up to [[_] aggregate principal amount of the Company’s [8.50% Notes due 2029,] [8.625% Notes due 2029] and [8.50% Notes due 2031] at a minimum market price of $[_] per note] [[_]depositary shares, each representing a 1/40th ownership interest in a share of the Company’s 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.02 per share, with a liquidation preference of $1,000 per share (equivalent to $25.00 per depositary share), at a minimum market price of $[_] per share]. [ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE PLACEMENT AGENT, AND/OR THE CAPACITY IN WHICH THE PLACEMENT AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

B. Riley Securities, Inc.	
Michael Cavanagh	mcavanagh@brileysecurities.com
Keith Pompliano	kpompliano@brileysecurities.com
Scott Ammaturo	sammaturo@brileysecurities.com
With a copy to	atmdesk@brileysecurities.com
Compass Point Research and Trading, LLC	
Sean Williams	SWilliams@compasspointllc.com
Matt Anstey	MAnstey@compasspointllc.com
Scott Dreyer	sdreyer@compasspointllc.com
Burke Hayes	bhayes@compasspointllc.com
Roth Capital Partners, LLC	
Jonathan Alyn	jalyn@roth.com
Ford Hanour	fhanour@roth.com
Paul Zaffaroni	pzaffaroni@roth.com
With a copy to	RothECM@roth.com
NewtekOne, Inc.	
Barry Sloane, CEO & President	bsloane@newtekone.com
Frank M. DeMaria, Chief Financial Officer	fdemaria@newtekone.com
Michael A. Schwartz, Chief Legal Officer	mschwartz@newtekone.com

4911-4979-4453 v.3

1106747502\4\AMERICAS

4911-4979-4453 v.3 1106747502\4\AMERICAS EXHIBIT C COMPENSATION The Placement Agent shall be paid compensation equal to: 2.00% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

4911-4979-4453 v.3 1106747502\4\AMERICAS EXHIBIT D-1 FORM OF OPINION OF COMPANY GENERAL COUNSEL [Placement Agents and addresses.] Re: NewtekOne, Inc. I am the Chief Legal Officer and Corporate Secretary of NewtekOne, Inc., a Maryland corporation (the “Company”), and as such, have served as counsel for the Company in connection with the issuance and sale, from time to time, of up to an aggregate principal amount (with respect to the Notes (as defined below)) and liquidation preference (with respect to the Depositary Shares (as defined below)) of $50,000,000 (the “Securities”) of (i) the Company’s 8.50% Notes due 2029, 8.625% Notes due 2029 and 8.50% Notes due 2031 (collectively, the “Notes”), and (ii) the depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Company’s 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.02 per share, with a liquidation preference of $1,000 per share (equivalent to $25.00 per Depositary Share) (the “Preferred Stock”). This opinion is rendered pursuant to Section 7(q) of that certain Securities Distribution Agreement, dated March 12, 2026 (the “Securities Distribution Agreement”), among the Company and each of B. Riley Securities, Inc., Compass Point Research and Trading, LLC and Roth Capital Partners, LLC (each an “Agent” and, collectively, the “Agents”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Securities Distribution Agreement. For the purposes of this opinion, I am familiar with and have examined the Securities Distribution Agreement, the amended and restated articles of incorporation, as amended and supplemented, and amended bylaws of the Company and such corporate records and other documents and have made such examinations of law as I have deemed relevant. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Company, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the accuracy of representations contained in reviewed documents, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents. Based on the foregoing, and subject to the qualifications set forth, I am of the opinion that: 1. The Company is duly registered as a bank holding company under the BHC Act and has elected to be treated as a financial holding company pursuant to Section 1843(l) of the BHC Act. 2. Each subsidiary of the Company has been duly organized or formed, is validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization

4911-4979-4453 v.3 1106747502\4\AMERICAS or formation, has the power and authority (corporate and other) to own, lease and operate its properties and conduct its business substantially as described in the Registration Statement and the Prospectus. The Bank has been duly chartered, is validly existing under the laws of the United States of America and holds the requisite authority to do business as a national banking association with banking powers under the laws of the United States of America. 3. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation up to the legal maximum. 4. The Registration Statement became effective under the Securities Act as of the date it was filed with the Commission, and the Prospectus was filed with the Commission in the manner and within the time period required by Rule 424(b). Based solely on my review of the Commission’s “Stop Orders” web page (http://sec.gov/litigation/stoporders.shtml), no order suspending the effectiveness of the Registration Statement has been issued and to my knowledge, no proceeding for that purpose is pending or threatened. 5. The (a) Registration Statement, as of its latest effective date, and (b) Prospectus, when filed with the Commission pursuant to Rule 424(b) and as of the date hereof, complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except in each case I express no opinion with respect to the financial statements and related schedules or other financial data, including pro forma financial information, or data derived therefrom, included or incorporated by reference in, or excluded from, the Registration Statement or the Prospectus. 6. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus; the capital of the stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus. 7. Assuming the Securities Distribution Agreement has been duly authorized, executed and delivered by the Company insofar as the laws of the State of Maryland are concerned, the Securities Distribution Agreement has been duly executed and delivered by the Company. 8. Assuming the Indenture has been duly authorized, executed and delivered by the Company insofar as the laws of the state of Maryland are concerned, the Indenture has been duly executed and delivered by the Company; assuming the Notes have been duly authorized, executed, issued and delivered insofar as the laws of the State of Maryland are concerned and when authenticated and delivered by the Trustee in accordance with the terms of the Indenture and paid for by the Agents in accordance with the terms of the Securities Distribution Agreement, the Notes have been duly executed, authenticated, issued and delivered by the Company; the Indenture and the Notes constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and the Indenture has been duly qualified under the Trust Indenture Act of 1939. 9. Assuming the Deposit Agreement has been duly authorized, executed and delivered by the Company insofar as the laws of the state of Maryland are concerned, the Deposit Agreement has been duly executed and delivered by the Company and constitutes a

4911-4979-4453 v.3 1106747502\4\AMERICAS valid and legally binding obligation of the Company enforceable in accordance with its terms; and further assuming the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares by the Depositary pursuant to the Deposit Agreement against the deposit by the Company of the Preferred Stock, the Depositary Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement. 10. The execution, delivery and performance by the Company of the Securities Distribution Agreement, the Indenture and the Deposit Agreement, the compliance by the Company with the terms thereof, and the issuance and sale of the Securities and the consummation of the transactions contemplated by the Securities Distribution Agreement, including the issuance and deposit of the Preferred Stock with the Depositary pursuant to the Deposit Agreement, do not (i) violate any provision of the BHC Act or (ii) breach or constitute a default under any agreement or contract which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 10, 2026, or any Current Report on Form 8-K filed with the Commission since December 31, 2025. 11. No consent, approval, authorization or order of, or registration, qualification or filing with, any governmental body or agency was or is, as applicable, required under New York law or the federal law of the United States for the execution and delivery by the Company of the Securities Distribution Agreement, the Indenture, the Notes or the Deposit Agreement, or the performance by the Company of its obligations thereunder, including the issuance and sale of the Notes and Depositary Shares pursuant to the Underwriting Agreement and the deposit of the Preferred Stock underlying the Depositary Shares with the Depositary pursuant to the Deposit Agreement, except (i) such as have been already obtained or as may be required under (a) the Securities Act, the Trust Indenture Act of 1939, as amended, the Small Business Act, as amended, the Small Business Investment Act of 1958, as amended, or the respective rules or regulations promulgated thereunder, or (b) the bylaws, rules and regulations of the Financial Industry Regulatory Authority, Inc. or the Nasdaq Stock Market, LLC, or (ii) such as may be required under the “blue sky” laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Agents in the manner contemplated in the Securities Distribution Agreement. 12. The Company is not and, after giving effect to the receipt and application of the proceeds received by the Company from the offering and sale of the Securities as described in the Prospectus, the Company will not be required to register as an “investment company” within the meaning of the 1940 Act, and the Company is not and, after giving effect to the receipt and application of such proceeds as aforesaid, the Company will not be an entity “controlled” by an “investment company” within the meaning of the 1940 Act. 13. The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and related schedules and other financial information, including pro forma financial information, or data derived therefrom included therein or omitted therefrom, as to which I express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder.

4911-4979-4453 v.3 1106747502\4\AMERICAS 14. All of the Securities have been approved for listing on the Nasdaq Global Market, and no further action shall be required to approve the listing of the Securities. I offer no opinion as to the application of decisions or statutory law (including conflict of law rules) of any jurisdiction other than the State of New York and the United States of America. In rendering the foregoing opinions, I have relied in respect of matters of fact upon certificates and representations of officers of the Company or the Bank, with respect to which I believe that both the Company and the Agents are justified in relying upon such certificates and representations. With respect to all matters of Maryland law, I note that you have received an opinion, dated as of the date hereof, of Robert Fraley, Senior Counsel of the Company. In rendering the foregoing opinion, I have assumed, without independent verification, that the Company is an existing corporation in good standing under Maryland law, and that the Securities have been duly authorized as of the date hereof. This opinion is intended solely for your use as Agents. As such, it may not be relied upon by any other person (other than Squire Patton Boggs (US) LLP, counsel to the Agents, in connection with opinions to be issued by them on the date hereof) or for any other purpose than for the legal conclusions expressed herein. Very truly yours, Michael A. Schwartz

4911-4979-4453 v.3 1106747502\4\AMERICAS EXHIBIT D-2 FORM OF OPINION OF COMPANY MARYLAND COUNSEL [Placement Agents and addresses.] Re: NewtekOne, Inc. I am the Senior Counsel of NewtekOne, Inc., a Maryland corporation (the “Company”), and as such, have served as Maryland counsel for the Company in connection with the issuance and sale, from time to time, of up to an aggregate principal amount (with respect to the Notes (as defined below)) and liquidation preference (with respect to the Depositary Shares (as defined below)) of $100,000,000 (the “Securities”) of (i) the Company’s 8.00% Notes due 2028, 8.50% Notes due 2029, 8.625% Notes due 2029 and 8.50% Notes due 2031 (collectively, the “Notes”), and (ii) the depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Company’s 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.02 per share, with a liquidation preference of $1,000 per share (equivalent to $25.00 per Depositary Share) (the “Preferred Stock”). This opinion is rendered pursuant to Section 7(q) of that certain Securities Distribution Agreement, dated March 12, 2026 (the “Securities Distribution Agreement”), among the Company and each of B. Riley Securities, Inc., Compass Point Research and Trading, LLC and Roth Capital Partners, LLC (each an “Agent” and, collectively, the “Agents”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Securities Distribution Agreement. For the purposes of this opinion, I am familiar with and have examined the Securities Distribution Agreement, the amended and restated articles of incorporation, as amended and supplemented, and amended bylaws of the Company and such corporate records and other documents and have made such examinations of law as I have deemed relevant. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Company, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the accuracy of representations contained in reviewed documents, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents. Based on the foregoing, and subject to the qualifications set forth, I am of the opinion that: 1. Based solely on the Maryland Confirmation of Good Standing issued by the Department of Assessment and Taxation of the State of Maryland on March 12, 2026, the Company has been duly incorporated, and is validly existing as a corporation in good standing under the Maryland General Corporation Law.

4911-4979-4453 v.3 1106747502\4\AMERICAS 2. The Company has the corporate power to own its property and to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver, and perform its obligations under the Securities Distribution Agreement, the Indenture, the Notes and the Deposit Agreement. 3. Each of the Securities Distribution Agreement, the Indenture and the Deposit Agreement has been duly authorized, executed and delivered by the Company. The sale and issuance of the Notes and Depositary Shares pursuant to the Securities Distribution Agreement have been duly authorized by the Company. 4. The execution, delivery and performance by the Company of the Securities Distribution Agreement, the Indenture, the Notes and the Deposit Agreement, and the compliance by the Company with the terms thereof, including the issuance and deposit of the Preferred Stock underlying the Depositary Shares with the Depositary pursuant to the Deposit Agreement and the issuance and sale of the Securities and the consummation of the transactions contemplated by the Securities Distribution Agreement, do not and will not violate the Maryland General Corporation Laws or the Amended and Restated Articles of Incorporation of the Company or the Amended Bylaws of the Company. 5. The Preferred Stock underlying the Depositary Shares has been duly authorized by all necessary corporate action of the Company and such Preferred Stock, when duly issued and delivered in accordance with the provisions of the Deposit Agreement and the Securities Distribution Agreement against payment of the purchase price for the Depositary Shares pursuant to the Securities Distribution Agreement (and assuming such authorization by the Company’s board of directors remains in full force and effect and has not been revoked as of such time), will be validly issued, fully paid and non-assessable, and the issuance of the Preferred Stock is not subject to any preemptive or similar rights as of the date hereof. 6. No consent, approval, authorization or order of, or registration, qualification or filing with, any governmental body or agency was or is, as applicable, required under the Maryland General Corporation Law for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Securities Distribution Agreement, the Indenture, the Notes or the Deposit Agreement, including the issuance and deposit of the Preferred Stock underlying the Depositary Shares with the Depositary pursuant to the Deposit Agreement and the issuance and the sale of the Depositary Shares by the Company pursuant to the Securities Distribution Agreement. I offer no opinion as to the application of decisions or statutory law (including conflict of law rules) of any jurisdiction other than the State of Maryland and the United States of America. This opinion is intended solely for your use as Agents. As such, it may not be relied upon by any other person (other than Squire Patton Boggs (US) LLP, counsel to the Agents, in connection with opinions to be issued by them on the date hereof) or for any other purpose than for the legal conclusions expressed herein. Very truly yours,

4911-4979-4453 v.3 1106747502\4\AMERICAS Robert Fraley

4911-4979-4453 v.3 1106747502\4\AMERICAS EXHIBIT E OFFICERS’ CERTIFICATE The undersigned Frank M. DeMaria and Michael A. Schwartz are the Chief Financial Officer, and Chief Legal Officer and Corporate Secretary, respectively, of NewtekOne, Inc., a Maryland corporation (the “Company”). The undersigned hereby execute this Certificate in connection with the closing held as of the date hereof pursuant to the terms of that certain Securities Distribution Agreement, dated March 12, 2026 (the “Securities Distribution Agreement”), among the Company and the several Placement Agents named in Schedule A thereto. Capitalized terms used herein without definition shall have the meanings given to such terms in the Securities Distribution Agreement. The undersigned each hereby certifies, in their respective capacities as officers of the Company on behalf of the Company, and not in any individual capacity (and without assuming any personal liability) that: 1. The representations and warranties of the Company in the Securities Distribution Agreement are true and correct, as if made on and as of the date hereof, and the Company has complied with all of its obligations thereunder and satisfied all of the conditions on its part to be performed or satisfied at or prior to the date hereof; 2. The Company has not received any stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or, to the Company’s knowledge, threatened by the Commission; 3. Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, there has not been any Material Adverse Effect; and 4. Each of Squire Patton Boggs (US) LLP, as counsel to the respective Placement Agents, and Sullivan & Cromwell LLP, as counsel to the Company, is entitled to rely on this Officers’ Certificate in connection with the opinion that each firm is rendering pursuant to the Securities Distribution Agreement. [Signature Page Follows]

4911-4979-4453 v.3 1106747502\4\AMERICAS IN WITNESS WHEREOF, the undersigned have signed their names on this [_]th day of March, 2026. NEWTEKONE, INC. By: Name: Frank M. DeMaria Title: Chief Financial Officer By: Name: Michael A. Schwartz Title: Chief Legal Officer and Corporate Secretary

4911-4979-4453 v.3 1106747502\4\AMERICAS EXHIBIT F CHIEF FINANCIAL OFFICER’S CERTIFICATE March [_], 2026 I, Frank M. DeMaria, do hereby certify that I am the Chief Financial Officer of NewtekOne, Inc. (the “Company”) and, in my capacity as such (and not in my personal capacity and without personal liability), and based upon an examination of the Company’s financial records undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters, do hereby certify on behalf of the Company that: 1. I am providing this certificate in connection with the at-the-market securities offering program (the “Program”) established by the Company for the sale of up to an aggregate principal amount (with respect to the Notes (as defined below)) and liquidation preference (with respect to the Depositary Shares (as defined below)) of $100,000,000 of (i) the Company’s 8.00% Notes due 2028, 8.50% Notes due 2029, 8.625% Notes due 2029 and 8.50% Notes due 2031 (collectively, the “Notes”), and (ii) the depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Company’s 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.02 per share, with a liquidation preference of $1,000 per share (equivalent to $25.00 per Depositary Share), pursuant to the Securities Distribution Agreement (the “Securities Distribution Agreement”), dated March 12, 2026, by and among the Company, on the one hand, and B. Riley Securities, Inc., Compass Point Research and Trading, LLC and Roth Capital Partners, LLC (the “Placement Agents”), on the other hand, pursuant to the Registration Statement on Form S-3 (No. 333-269452) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended from time to time, and the prospectus supplement, dated March 12, 2026, related to the Notes and Depositary Shares (collectively, the “Registration Statement”). 2. I am responsible for the Company’s financial accounting and am familiar with the accounting, operations and records systems of the Company and its consolidated subsidiaries. The Company’s consolidated financial statements are prepared by members of my staff who are responsible for the Company’s financial and accounting matters under my supervision. 3. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement have been prepared in conformity with GAAP consistent with methods used in prior periods, comply as to form in all material respects with the applicable accounting requirements of the Securities and Exchange Act of 1934, as amended, and the related rules and regulations adopted by the SEC and present fairly the consolidated financial condition of the Company and its subsidiaries as of the dates and for the periods indicated.

4911-4979-4453 v.3 1106747502\4\AMERICAS 4. I have reviewed each of the items circled (the “Circled Information”) on the selected pages attached hereto as Exhibit A. I hereby certify that (i) each such item is in agreement with, or was derived from, the corresponding amount included in the Company’s accounting and corporate records, reports, books, schedules and analyses for the applicable periods, based on the comparisons and analyses performed by myself or members of my staff who are responsible for the Company’s financial and accounting matters; or (ii) in the case of such items that reflect an estimate, such item was determined by myself or members of my staff who are responsible for the Company’s financial and accounting matters on a reasonable basis and in good faith. The Circled Information is accurate and fairly presents in all material respects the Company’s calculation of such information or estimate for the applicable periods as of the date such information was filed with the SEC. This certificate is being furnished to the Placement Agents solely to assist them in conducting its investigation of the Company in connection with the Securities Distribution Agreement and/or Placements, as applicable. This certificate shall not be used, circulated, quoted or otherwise referred to without the prior written consent of the Company, except that reference may be made to it in the Securities Distribution Agreement or in any list of closing documents pertaining to the Securities Distribution Agreement pursuant to the Securities Distribution Agreement. Capitalized terms used herein but not defined have the meanings assigned to them in the Securities Distribution Agreement. [SIGNATURE PAGE FOLLOWS]

[Signature Page to Chief Financial Officer’s Certificate] 4911-4979-4453 v.3 1106747502\4\AMERICAS IN WITNESS WHEREOF, the undersigned has executed and delivered this Chief Financial Officer’s Certificate on behalf of the Company as of the date first written above. By: Name: Frank M. DeMaria Title: Chief Financial Officer